UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2015 (December 21, 2015)

MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

909 Lake Carolyn Parkway, Suite 600

Irving, Texas 75039

(Address of principal executive offices, including zip code)

(832) 369-6986

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

As previously reported by Magnum Hunter Resources Corporation (the “Company”) in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on December 15, 2015 (the “Filing 8-K”), the Company and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization (the “Filing”) under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) under the caption In re Magnum Hunter Resources Corporation, et al., Case No. 15-12533. In connection with the Filing, on December 17, 2015, the Debtors entered into a Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), by and among the Company, as borrower, and the lenders party thereto, which consist of certain of the Second Lien Lenders and the Noteholders (each as defined below) (the “DIP Lenders”), and Cantor Fitzgerald Securities, as administrative agent for the DIP Lenders and as collateral agent.

On December 21, 2015, the Company filed with the Bankruptcy Court financing syndication procedures for its previously disclosed DIP Credit Agreement. The financing syndication process under the DIP Credit Agreement provides the Second Lien Lenders and Noteholders who are not yet DIP Lenders the opportunity to participate in the DIP Credit Agreement financing pursuant to the term sheet disclosed in the Filing 8-K.  The filing with the Bankruptcy Court and the attached financing syndication procedures are attached hereto as Exhibit 99.1 and incorporated herein by reference.

As used herein, the term “Noteholders” means holders of the Company’s 9.75% Senior Notes due 2020, and the term “Second Lien Lenders” means the lenders under the Second Lien Credit Agreement, by and among the Company, as borrower, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, the lenders party thereto and the agents party thereto.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Syndication Procedures, dated December 21, 2015.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: December 21, 2015	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Syndication Procedures, dated December 21, 2015.